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                                                                       EXHIBIT 5

[The following opinion is the form of opinion that will be filed in final form as an exhibit to the registration statement in connection with a subsequent amendment to such registration statement.]

               [Letterhead of Morris, Nichols, Arsht & Tunnell]


                                    (Date)


CBOT Holdings, Inc.
Board of Trade of the City of Chicago, Inc.
141 West Jackson Blvd.
Chicago, IL 60604

     Re: Restructuring Transactions

Ladies and Gentlemen:

     We are acting as special Delaware counsel to CBOT Holdings, Inc., a Delaware Corporation ("CBOT Holdings"), and Board of Trade of the City of Chicago, Inc., a Delaware corporation (the "Company"), in connection with the demutualization and restructuring of the Company (the "Restructuring Transactions"). As described in the Registration Statement on Form S-4, Registration No. 333-_____ (as amended and supplemented, the "Registration Statement"), filed by CBOT Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CBOT Holdings"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the Restructuring Transactions include, inter alia: (i) the merger of the Company with a wholly owned subsidiary of CBOT Holdings (the "Merger"), (ii) the distribution to the members of the Company of a dividend (the "Dividend") of shares of common stock, par value $.001 per share, of CBOT Holdings (the "Common Stock") to be distributed immediately prior to the effective time of the Merger, and (iii) the adoption of an Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Amended and Restated Bylaws (the "Restated Bylaws") of the Company, as well as the adoption and amendment of various Rules of the Company. This opinion relates to the _____________ shares of Common Stock to be registered in connection with the Restructuring Transactions pursuant to the Registration Statement.

     For purposes of rendering the opinions expressed herein, we have examined and relied upon the following documents in the forms provided to us by the
Company: the Amended and Restated Certificate of Incorporation and Bylaws of the Company, and the Certificate of Incorporation and Bylaws of CBOT Holdings, in effect as of the date hereof; the Restated Certificate and the Restated Bylaws proposed to be adopted by the Company in the Restructuring Transactions as set forth in the Registration Statement; the Amended and Restated Certificate of Incorporation of CBOT Holdings (the "CBOT Holdings Restated Certificate") and the Amended and Restated Bylaws of CBOT Holdings (the "CBOT Holdings Amended Bylaws") proposed to be adopted by CBOT Holdings in the Restructuring Transactions as set forth in the Registration Statement; the Agreement and Plan of Merger dated _______________ by and among the Company,

CBOT Holdings, Inc.
Board of Trade of the City of Chicago, Inc.
(Date)
Page 2


CBOT Merger Sub, Inc. and CBOT Holdings (the "Merger Agreement"); the form of resolutions to be adopted by the Board of Directors of the Company (the "Board") to declare the Dividend (the "Dividend Resolutions"); and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) that the memberships of the Company in respect of which the Dividend will be declared as duly authorized, validly issued, fully paid and nonassessable; (iii) that the Merger Agreement has been duly authorized, executed and delivered by each party thereto and that the Board, the members of the Company, the board of directors of CBOT Holdings and the Company as sole stockholder thereof have taken all necessary actions and given all necessary approvals to duly authorize and adopt and, as applicable, execute and deliver, the documents being proposed to effectuate the Restructuring Transactions as described in the Registration Statement, including the Restated Certificate, the Restated Bylaws, the Dividend Resolutions, the CBOT Holdings Restated Certificate and the CBOT Holdings Restated Bylaws; (iv) that the number of shares of Common Stock to be issued in connection with the Dividend will not exceed the number of shares registered pursuant to the Registration Statement; (v) that the Company will have sufficient funds legally available under Delaware law to declare and pay the Dividend; and (vi) that the restrictions on transfer imposed on the Common Stock in the CBOT Holdings Restated Certificate will be noted conspicuously on the stock certificates representing such shares (or in an appropriate notice with respect to any uncertificated shares) and are reasonable in relation to a valid corporate purpose of CBOT Holdings. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that following the effectiveness of the CBOT Holdings Restated Certificate and the distribution of the Common Stock pursuant to the Dividend, the shares of Common Stock so distributed will be duly authorized for issuance and, when stock certificates in proper form representing, or other evidence of ownership of, such shares have been duly executed and delivered to the persons entitled thereto, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

CBOT Holdings, Inc.
Board of Trade of the City of Chicago, Inc.
(Date)
Page 3


     The opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date on which the Registration Statement is declared effective by the Commission.

     This opinion is furnished to you in connection with your filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                       Very truly yours,